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                                                                    Exhibit 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated May 13, 1999, related to Gerald Stevens, Inc.'s (formerly Florafax International, Inc.) supplemental consolidated financial statements as of August 31, 1998 and for the year then ended, included in this Form 8-K, into Gerald Stevens, Inc.'s (formerly Florafax International, Inc.) previously filed Registration Statements File Nos. 333-10057, 333-07271 and 333-07267.


ARTHUR ANDERSEN LLP


Miami, Florida,
  May 13, 1999.